EXHIBIT 1.1

AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT

November 29, 2013

MLV & Co. LLC (formerly known as McNicoll, Lewis & Vlak LLC)

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), and McNicoll, Lewis & Vlak LLC (n/k/a MLV & Co. LLC) (“MLV”), are parties to that certain At Market Issuance Sales Agreement dated June 16, 2011 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.         Section 1 of the Original Agreement is hereby deleted and replaced with the following:

“Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through MLV, shares (the “Placement Shares”) of the Company’s common stock, no par value per share (the “Common Stock”) provided however, that in no event shall the Company issue or sell through MLV such number of Placement Shares that (a) exceeds the number of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (b) exceeds the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a) and (b), the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that MLV shall have no obligation in connection with such compliance.  The issuance and sale of Placement Shares through MLV will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-174945) (the “New Registration Statement”), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of the New Registration Statement.  The Company will furnish to MLV, for use by MLV, copies of the prospectus included as part of the New Registration Statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares.  Except where the context otherwise requires, the New Registration Statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.”  The base  prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).”

2.         All references to McNicoll, Lewis & Vlak LLC in the Original Agreement are deleted and replaced by “MLV & Co. LLC”, and the references to “June 16, 2011” set forth in Schedule I and Exhibit 7(l) of the Original Agreement are revised to read “June 16, 2011 (as amended by Amendment No. 1 to At Market Issuance Sales Agreement, dated November 29, 2013)”.

3.         Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

4.         Entire Agreement; Amendment; Severability. This Amendment No. 1 to Sales Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

5.         Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.         Waiver of Jury Trial. The Company and MLV each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

7.         Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

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If the foregoing correctly sets forth the understanding among the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and MLV.

Very truly yours,

AASTROM BIOSCIENCES, INC.

By:	/s/ Dominick C. Colangelo
Name:	Dominick C. Colangelo
Title:	President and Chief Executive Officer

ACCEPTED as of the date first-above written:

MLV & CO. LLC

By:	/s/ Dean M. Colucci
Name:	Dean M. Colucci
Title:	President and Chief Operating Officer